INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement on Form S-1 of our report dated July 9, 2009 with respect to financial statements of EnerJex Resources, Inc. for the years ended March 31, 2009 and March 31, 2008, filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in each of the Registration Statement and the Prospectus to which the Registration Statement relates.

/s/ Weaver & Martin LLC
Weaver & Martin LLC
Kansas City, Missouri

March 4, 2010